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                                                                    EXHIBIT 21.1

                           Subsidiaries of the Company

                  NAME                            STATE OF INCORPORATION                      BUSINESS NAME
                  ----                            ----------------------                      -------------
Gliatech Medical Inc.                     Ohio                                    Gliatech Medical Inc.
                                                                                  (formerly Gliatech R&D, Inc.)

GIC, Inc.                                 Delaware                                GIC, Inc.